Exhibit 99.3

COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
KATHLEEN A. HERKENHOFF (168562)
ELLEN GUSIKOFF STEWART (144892)
BENNY C. GOODMAN III (211302)
MARY LYNNE CALKINS (212171)
655 West Broadway, Suite 1900
San Diego, CA  92101-3301
Telephone:  619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
kathyh@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
mcalkins@csgrr.com

– and –

SHAWN A. WILLIAMS (213113)	LEVI & KORSINSKY, LLP
AELISH M. BAIG (201279)	EDUARD KORSINSKY
100 Pine Street, Suite 2600	JOSEPH E. LEVI
San Francisco, CA 94111	JUAN E. MONTEVERDE
Telephone: 415/288-4545	39 Broadway, Suite 1601
415/288-4534 (fax)	New York, NY 10006
shawnw@csgrr.com	Telephone: 212/363-7500
abaig@csgrr.com	212/363-7171 (fax)

Co-Lead Counsel for Plaintiffs in the Federal Derivative Action

[Additional counsel appear on signature page.]

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

WESTERN DIVISION

In re ACTIVISION, INC.	)	No. CV-06-04771-MRP(JTLx)
SHAREHOLDER DERIVATIVE	)
LITIGATION	)	ORDER
	)	PRELIMINARILY APPROVING
	)	DERIVATIVE SETTLEMENT AND
This Document Relates To:	)	PROVIDING FOR NOTICE
)
ALL ACTIONS.	)	EXHIBIT B
)

WHEREAS, the parties having made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action (the “Federal Derivative Action”), and the related derivative action pending in Los Angeles Superior Court entitled In re Activision Shareholder Derivative Litigation, Master File No. SC090343 (the “State Derivative Action”) (collectively, the “Actions”), in accordance with a Stipulation of Settlement dated May 8, 2008 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Actions with prejudice, upon the terms and conditions set forth therein; and (ii) approving for distribution of the Notice of Proposed Settlement and the Summary Notice (together, the “Notices”);

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1.       This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Actions.

2.       A hearing (the “Settlement Hearing”) shall be held before this Court on July 21, 2008 at 10:00 a.m. at the United States District Court, Central District of California, 312 North Spring Street, Courtroom 12, Los Angeles, California 90012, to:

a.       determine whether the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate, and in the best interests of Activision and current Activision Stockholders;

b.       consider an Order and Final Judgment dismissing the Federal Derivative Action with prejudice, with each party to bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), and release and enjoin prosecution of any and all claims to be released pursuant to the Stipulation; and

c.       hear such other matters as the Court may deem necessary and appropriate.

3.       The Court approves, as to form and content, the Notices annexed as Exhibit B-1 and B-2 hereto, and finds that the distribution of the Notices substantially in the manner and form set forth in this Order meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4.       Not later than ten (10) days following entry of this Order, Activision shall cause the Summary Notice substantially in the form annexed as Exhibit B-2 hereto to be published on its website, such that visitors to the website home page will readily find a hyperlink to the Summary Notice, and those who choose to access the Summary Notice will find an additional hyperlink providing access to the Notice of Proposed Settlement substantially in the form annexed as Exhibit B-1 hereto.

5.       Not later than fifteen (15) days following entry of this Order, Activision shall cause a copy of the Notice of Proposed Settlement substantially in the form annexed as Exhibit B-1 hereto to be filed with the Securities and Exchange Commission.

6.       Not later than fourteen (14) days following entry of this Order, Activision shall cause a copy of the Summary Notice substantially in the form annexed as Exhibit B-2 hereto to be published once in Investor’s Business Daily or a similar nationally-circulated business publication.

7.       All costs incurred in the filing and publication of the Notices shall be paid by Activision and Activision shall undertake all administrative responsibility for filing and publication of the Notices.

8.       At least seven (7) days prior to the Settlement Hearing, Activision’s Counsel shall serve on counsel for Plaintiffs and file with the Court proof, by affidavit or declaration, of such filing and publication of the Notices.

9.       All current Activision stockholders shall be bound by all orders, determinations and judgments in the Federal Action concerning the Settlement, whether favorable or unfavorable to current Activision shareholders.

10.     Pending final determination of whether the Settlement should be approved, no current Activision shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

11.     All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

12.     Any current Activision stockholder may appear and show cause, if he, she or it has any, why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current Activision stockholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Counsel for Federal Plaintiffs

Ellen Gusikoff Stewart
COUGHLIN STOIA GELLER
          RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA  92101-3301

Telephone:  619/231-1058
619/231-7423 (fax)

Counsel for State Plaintiffs

David R. Stickney
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
12481 High Bluff Drive, Suite 300
San Diego, CA 92130-3582

Telephone:  858/793-0070
858/793-0323 (fax)

Counsel for Nominal Party Activision

David Schwarz
IRELL & MANELLA LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA  90067-4276
Telephone:  310/277-1010
310/203-7199 (fax)

Counsel for Defendants Harold A. Brown, Robert J. Corti, Ronald Doornink, Kenneth L. Henderson, Barbara S. Isgur, Brian G. Kelly, Robert A. Kotick, Mitchell H. Lasky, Howard E. Marks, Steven T. Mayer, Robert J. Morgado, Peter J. Nolan, George L. Rose, Michael J. Rowe, Richard Sarnoff, Thomas Tippl and Kathy Vrabeck and for Specially Appearing Defendants John T. Baker, IV, Robert J. Dewar, and Richard A. Steele

Harriet Posner
SKADDEN, ARPS, SLATE, MEAGHER
          & FLOM LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA  90071
Telephone:  213/687-5000
213/687-5600 (fax)

Counsel for Defendant Plaga

Lawrence A. Cox
ARNOLD & PORTER LLP
777 S. Figueroa Street, 44th Floor
Los Angeles, CA  90017
Telephone:  213/243-4000
213/243-4199 (fax)

Counsel for Defendant Goldberg

David J. Schindler

LATHAM & WATKINS LLP

633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Telephone:  213/485-1234
213/891-8763 (fax)

Counsel for Defendant Chardavoyne

James L. Sanders

MCDERMOTT WILL & EMERY LLP

2049 Century Park East, 38th Floor
Los Angeles, CA  90067
Telephone:  310/277-4110
310/277-4730 (fax)

Counsel for Bryan Cave

Moses Silverman

PAUL, WEISS, RIFKIND,
          WHARTON & GARRISON LLP

1285 Avenue of the Americas
New York, NY  10019-6064
Telephone:  212/373-3000
212/757-3990 (fax)

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court
UNITED STATES DISTRICT COURT
Central District of California, Western Division
312 North Spring Street
Room G-8
Los Angeles, California  90012

Any current Activision stockholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

13.     Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative.  Released Persons may file the Stipulation and/or a Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14.     The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current Activision stockholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.  The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current Activision stockholders.

IT IS SO ORDERED.

DATED:	May 13, 2008
/s/ Mariana R. Pfaelzer
THE HONORABLE
MARIANA R. PFAELZER
UNITED STATES DISTRICT JUDGE